UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 5.02 are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on April 3, 2025, VIP Play, Inc., a Nevada corporation (the "Company," "we," "us" or "our") disclosed that on March 31, 2025 the Company entered into a First Amended and Restated Discretionary Convertible Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership ("Excel") in the principal amount of not more than $14,000,000 (the "Note"). Excel is controlled by Mr. Bruce Cassidy, our Chief Executive Officer, Secretary and sole member of our board of directors. The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, we may not reborrow under the Note.

The aggregate outstanding principal balance of all loans under the Note as of the date we entered into the Note was $12,097,000. We borrowed an additional aggregate amount of $880,000 in two separate draws under the Note from May 9, 2025 through May 28, 2025. As of June 4, 2025, the aggregate outstanding principal balance of all loans under the Note is $14,511,000.

All loans made under the Note accrue interest at a fixed rate per annum equal to 12.0% (the "Fixed Rate"). The outstanding principal and accrued and unpaid interest under the Note are due and payable upon demand. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must: (i) provide Excel prior written notice of our intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

Excel may, at its sole option, upon written notice, convert all or any portion of the indebtedness incurred under the Note ("Debt") into fully paid and non-assessable common stock shares ("Shares") at a conversion price in an amount equal to the product of the Lowest Recent Price multiplied by 80%. The Lowest Recent Price is the lowest price per Share that we have sold one or more Shares to an investor or lender within the 12-month period prior to an applicable date of conversion; provided, however, that if no Shares were sold within such 12-month period, the Lowest Recent Price will be $0.50 per Share.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted in the manner determined by the Board acting in good faith. Furthermore, in connection with any reclassification, capital reorganization, or other change of outstanding Shares, or in case of any consolidation or merger of the Company with or into another entity, Excel shall have the right thereafter, by converting the Debt, to receive upon such conversion the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, or other change, consolidation or merger by a holder of the number of Shares that could have been received upon conversion of the Debt immediately prior to such reclassification, capital reorganization, or other change, consolidation or merger.

The above is a summary of the material terms of the Note and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. This summary may not contain all of the information about the Note that is important to you. We urge you to read the Note in its entirety carefully.

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Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 5.02 are incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officer:

Effective June 2, 2025, Mr. Bruce A. Cassidy resigned as our interim Chief Executive Officer and Principal Executive Officer. Mr. Cassidy continues to serve as our sole director and corporate Secretary. There was no specific separation agreement.

Appointment of New Officer:

The Company entered into an Employment Agreement with Mr. Les Ottolenghi (the "Agreement") in connection with his appointment by our board of directors as our new Chief Executive Officer, Principal Executive Officer and President, effective as of June 2, 2025.

The material terms of the Agreement are as follows:

●	Annual Salary - $600,000.
●	Signing Bonus – $100,000.
●	Term – 2 years with auto-renewals of successive 1-year terms.
●	Awarded 7,284,464 restrictive stock units with a four-year vesting schedule, whereby 1/16th of the units, or 455,279 units, vest on the first day of each quarter, starting on October 1, 2025. Vesting is accelerated upon a sale of substantially all of our assets, a merger in which we are not the surviving entity, termination of his employment by us other than for cause, death or disability or his resignation with good reason.
●	Eligible for annual incentive bonus of no less than 50% of the then salary.
●	Eligible for additional bonuses in connection with performance goals in amounts that total no less than an additional 50% of the then salary.
●	Eligible to participate in company benefit plans.
●	He retains all rights to certain intellectual property such as listed in an exhibit to the Agreement regardless of whether it was developed prior to the employment period or further developed during the employment period but outside of the scope of his work for us.

Mr. Ottolenghi also retains all rights to certain intellectual property set forth in an exhibit to the Agreement, including Generative AI Agent Frameworks, Local Media Distribution & AI Advertising Switches, Search Engines, Answer Engines, and Smart Sites, NotebookLM and Colab-based Architectures, Vectorized Database and Knowledge Systems and Meat Search Tools and methods for AI based systems regardless of whether it was developed prior to the employment period or further developed during the employment period but outside of the scope of his work for us.

Prior to entering into the Agreement, Mr. Ottolenghi provided the Company his services as a consultant, for which he was paid $10,000 and issued 500,000 shares of our common stock in May as compensation for such services.

The above is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference. This summary may not contain all of the information about the Agreement that is important to you. We urge you to read the Agreement in its entirety carefully.

Les Ottolenghi; Chief Executive Officer, Principal Executive Officer and President; Age 63. For the past year, Mr. Ottolenghi served as the Chief Transformation Officer and Commercial Officer of Lee Enterprises, Incorporated. From June 2021 to April 2024, he served as Executive Vice President and Chief Information and Technology officer for Stride Inc., leading the education company’s digital transformation, artificial intelligence and digital products initiatives. Immediately prior to that, he served as Executive Vice President and Global Chief Information Officer for Caesars Entertainment Corp. He also previously served as Global Chief Information Officer for Las Vegas Sands Corp. and Chief Information Officer for Carlson Wagonlit Travel, Inc. Mr. Ottolenghi has been recognized as Chief Information Officer of the year by CIO Magazine, Gartner Group and Computerworld. Also, he co-founded the world’s largest public technology innovation center, BlackFire, in Las Vegas. He received a Bachelor of Arts degree from Duke Trinity College in 1984, and a Master of Business Administration degree from Emory University Goizeuta School of Business in 1994.

Executive Officer Qualifications for Ottolenghi:

We believe that Mr. Ottolenghi should serve as our Chief Executive Officer, Principal Executive Officer and President due to his extensive business and leadership experience in a wide variety of entities.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amended and Restated Discretionary Convertible Revolving Line Of Credit Demand Note dated as of March 31, 2025 made by VIP Play, Inc. (incorporated by reference to Exhibit 10.1 to VIP Play, Inc. Current Report on Form 8-K filed on April 3, 2025)
10.2	Employment Agreement between VIP Play, Inc. and Les Ottolenghi, dated and effective as of June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025	VIP PLAY, INC.

	By:	/s/ James Mackey
James Mackey, CFO

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